SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K/A

Amendment No. 1 to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2005

CRESCENT FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

North Carolina	000-32951	56-2259050
(State or other jurisdiction	(Commission File No.)	(IRS Employer Identification
of incorporation)		number)

1005 HIGH HOUSE ROAD, CARY, NC 27513

(Address of principal executive offices)

Registrant’s telephone number, including area code (919) 460-7770

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On October 28, 2005, Crescent Financial Corporation (the “Registrant”) filed a Current Report on Form 8-K to report that it had entered into an Underwriting Agreement with Ryan Beck & Co., Inc., Florham Park, NJ (“Ryan Beck”) for the sale of 805,000 shares of the Registrant’s $1.00 par value common stock (the “Current Report”). The Registrant hereby amends the Current Report and files as Exhibit 1.1 hereto, the final, executed copy of the Underwriting Agreement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

1.1	Underwriting Agreement dated October 27, 2005

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of the Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Registrant’s control).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT FINANCIAL CORPORATION

/s/ Michael G. Carlton
Michael G. Carlton President and Chief Executive Officer

Dated: November 2, 2005

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement (filed herewith)

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